Exhibit 7.8

CUSIP No. 457461200

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k) promulgated under the Securities Act of 1934, as amended, each of Daniel L. Goodwin, The Inland Group, Inc., Inland Real Estate Investment Corporation, Inland Investment Stock Holding Company and Inland Investment Advisors, Inc. agree hereby that the Schedule 13D to which this Exhibit 7.8 is attached and any amendments thereto relating to the acquisition or disposition of shares of common stock of Inland Real Estate Corporation is filed jointly on behalf of each of them.

This agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement.

Dated: February 10, 2012	DANIEL L. GOODWIN

/s/ Daniel L. Goodwin

Dated: February 10, 2012	THE INLAND GROUP, INC.

/s/ Daniel L. Goodwin
	Name:	Daniel L. Goodwin
	Title::	President

Dated: February 10, 2012	INLAND REAL ESTATE INVESTMENT CORPORATION

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	Senior Vice President

Dated: February 10, 2012	INLAND INVESTMENT STOCK HOLDING COMPANY

/s/ Brenda G. Gujral
	Name:	Brenda G. Gujral
	Title:	President

Dated: February 10, 2012	INLAND INVESTMENT ADVISORS, INC.

/s/ Roberta S. Matlin
	Name:	Roberta S. Matlin
	Title:	President